As of February 15, 2006

Each of the Borrowers listed on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	First Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust (formerly known as Nations Funds Trust), Columbia Funds Master Investment Trust (formerly known as Nations Master Investment Trust) and Nations Separate Account Trust (each, a “Trust”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”, and the Trusts on behalf of the Funds, the “Borrowers”) as described on Appendix I attached hereto a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $150,000,000 dated September 19, 2005 executed by the Borrowers in favor of the Bank (the “Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to amend the Loan Agreement in certain respects as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

I.	Amendments to Loan Agreement and Note

1. The Borrowers have informed the Bank that effective December 9, 2005, Nations International Value Portfolio was liquidated. The Borrowers have also informed the Bank that they are planning on liquidating High Income Portfolio prior to March 31, 2006. The Bank hereby consents to such liquidations of Nations International Value Portfolio and High Income Portfolio (the “Liquidations”) and waives any applicable restrictions under the Loan Agreement solely for purposes of permitting the Liquidations. Accordingly, the Borrowers and the Bank hereby agree to terminate the High Income Portfolio and Nations International Value Portfolio, as “Funds” for all purposes under the Loan Documents.

2. The Borrowers have informed the Bank that effective as of September 19, 2005 in the case of Nations California Municipal Bond Fund, and effective as of September 26, 2005 in the case of each of Nations Government Securities Fund, Nations Intermediate Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Kansas Municipal Income Fund and Nations Strategic Income Fund (collectively with Nations California Municipal Bond Fund, the “Group 1 Funds”), each of the Group 1 Funds were combined with and into certain portfolio series of a trust which is not (and will not become) a Borrower under the Loan Agreement, with the portfolio series of such non-Borrower trust being the survivor in each case (the “Group 1 Combinations”). Accordingly, the parties hereto agree that, subject to payment and satisfaction in full of all principal, interest, fees and other obligations or amounts owing by each such merged Fund under the Loan Agreement, each such merged Fund shall be terminated as a “Fund” for all purposes under the Loan Agreement and Note. The Bank hereby consents to such Group 1 Combinations and waives the restrictions of Section II(1)(d)(vi) of the Loan Agreement solely for purposes of permitting the Group 1 Combinations.

3. The Borrowers have informed the Bank that effective September 19, 2005, Nations Florida Municipal Bond Fund was combined with and into Columbia Florida Intermediate Municipal Bond Fund (formerly known as Nations Florida Intermediate Municipal Bond Fund) and effective September 26, 2005, Nations Short-Intermediate Government Fund was combined with and into Columbia Short Term Bond Fund (formerly known as Nations Short Term Income Fund), and each of Columbia Florida Intermediate Municipal Bond Fund and Columbia Short Term Bond Fund is a portfolio series of Columbia Funds Series Trust constituting an existing Fund under the Loan Agreement (the “Group 2 Combinations”). The Bank hereby acknowledges that each of the Group 2 Combinations is a Permitted Merger for purposes of the Loan Agreement; provided that, in each case, no Default or Event of Default shall result from such Group 2 Combination.

4. The names of certain Funds and certain Borrowers have changed as reflected in Appendix I attached hereto.

5. The Borrowers have requested, and the Bank has agreed, to the addition of Columbia Masters International Equity Portfolio, Columbia Masters Global Equity Portfolio and Columbia Masters Heritage Portfolio (the “New Funds”), each a series of Columbia Funds Series Trust, to the terms of the Loan Agreement and Note as Funds thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the date hereof, the New Funds are and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the New Funds had been a “Fund” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to be references to each of the New Funds.

6. The Appendix I to the Loan Agreement and Note are hereby deleted in their entirety and the Appendix I attached hereto is substituted in each instance therefore to reflect the changes described in paragraphs 1 through 5 above.

7. Section II(5) of the Loan Agreement is hereby amended by (i) deleting the following therefrom: “Lafayette Corporate Center, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts, 02111” and substituting the following therefor: “225 Franklin Street, MAO 7, Boston, Massachusetts 02110” and (ii) deleting the following therefrom: “John A. Stankard, Vice President” and substituting the following therefor “Christopher Ducar, Assistant Vice President”.

8. The definition of “Investment Adviser” in the Loan Agreement is hereby amended by deleting the following therefrom: “Bank of America Capital Management, LLC” and substituting the following therefor: “Columbia Management Advisors, LLC (formerly known as Bank of America Capital Management, LLC)”.

II.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement, the Note, and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Trusts, for itself and on behalf of its respective Funds (including the New Funds) represent and warrant to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrowers contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Assistant Vice President

Accepted and Agreed to:

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST (formerly Nations Funds Trust),
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:
Title:

COLUMBIA FUNDS MASTER INVESTMENT TRUST (formerly Nations Master Investment Trust), on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:
Title:

NATIONS SEPARATE ACCOUNT TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:
Title:

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST (formerly known as Nations Funds Trust), on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Florida Intermediate Municipal Bond Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico International Opportunities Fund

Columbia Marsico Mid Cap Growth Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia Municipal Income Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Texas Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST (formerly known as Nations Master Investment Trust), on behalf of:

Columbia High Income Master Portfolio

Columbia Intermediate Core Bond Master Portfolio

Columbia International Value Master Portfolio

Columbia Large Cap Core Master Portfolio

Columbia Marsico Focused Equities Master Portfolio

Columbia Marsico Growth Master Portfolio

Columbia Small Cap Growth Master Portfolio

NATIONS SEPARATE ACCOUNT TRUST, on behalf of:

Nations Asset Allocation Portfolio

Nations High Yield Bond Portfolio

Nations Marsico 21st Century Portfolio

Nations Marsico Focused Equities Portfolio

Nations Marsico Growth Portfolio

Nations Marsico International Opportunities Portfolio

Nations Marsico MidCap Growth Portfolio

Nations Small Company Portfolio

Nations Value Portfolio